Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,388,648
Unrealized Gain (Loss) on Market Value of Futures	(2,900,596)
Dividend Income	1,080
Interest Income	901
ETF Transaction Fees	700
Total Income (Loss)	$490,733

Expenses
General Partner Management Fees	$36,018
Brokerage Commissions	4,292
SEC & FINRA Registration Expense	3,102
NYMEX License Fee	900
Prepaid Insurance Expense	835
Non-interested Directors' Fees and Expenses	642
Other Expenses	26,926
Total Expenses	72,715
Expense Waiver	(18,620)
Net Expenses	$54,095
Net Income (Loss)	$436,638

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$75,181,813
Withdrawals (150,000 Units)	(8,814,048)
Net Income (Loss)	436,638

Net Asset Value End of Month	$66,804,403
Net Asset Value Per Unit (1,100,000 Units)	$60.73

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612